Exhibit 99.1

Contacts:  Martin J. Landon – Investors
KCI
(210) 255-6494

Elliot Sloane – Media
Sloane & Company
(212) 446-1860

KINETIC CONCEPTS REPORTS FIRST QUARTER
2006 FINANCIAL RESULTS

First Quarter Highlights

      -  Net earnings increased 31% to $48.5 million
      -  Net earnings per diluted share increased 29% to $0.66 per share
      -  U.S. V.A.C. revenue increased 23% to $186.1 million
      -  Total revenue increased 14% to $319.2 million

San Antonio, Texas, April 25, 2006 – Kinetic Concepts, Inc. (NYSE: KCI) today reported first quarter 2006 total revenue of $319.2 million, an increase of 14% from the first quarter of 2005.  Foreign currency exchange movements negatively impacted total revenue for the first quarter of 2006 by 1% compared to the corresponding period of the prior year.

Net earnings for the first quarter of 2006 were $48.5 million, up 31%, compared to $37.2 million for the same period one year ago.  Net earnings per diluted share for the first quarter of 2006 were $0.66, compared to $0.51 for the same period in the prior year, an increase of 29%.

“Our first quarter results reflect physicians’ and patients’ increasing acceptance of KCI’s V.A.C. as the therapy of choice in dealing with difficult to heal wounds,” said Dennert O. Ware, President and Chief Executive Officer of KCI.  “We believe that our innovative and effective products, supported by our clinically-focused sales and service team and backed by industry leading medical research, help caregivers and payers achieve improved patient outcomes at a lower overall cost of care.”

Revenue Recap – First Quarter 2006

Domestic revenue for the first quarter of 2006 was $232.7 million, an increase of 18% from the prior-year period due primarily to increased rental and sales volumes for V.A.C. wound healing devices and related disposables.  International revenue of $86.6 million increased 5% compared to the prior-year period due to a $10.9 million, or 24%, increase in V.A.C. revenue, partially offset by a $6.8 million decline in surfaces revenue.  The decline in international surfaces revenue resulted from a large sale in the prior-year period to the Canadian Government of $5.1 million, impacting total international revenue growth by 7%.  The decline in international surfaces revenue also reflects an unfavorable currency exchange rate variance of approximately $1.8 million.  Foreign currency exchange movements negatively impacted total international revenue by 4% compared to the prior-year period.

Worldwide V.A.C. revenue was approximately $243.0 million for the first quarter of 2006, an increase of 23% from the prior-year period.  Foreign currency exchange movements negatively impacted worldwide V.A.C. revenue by 1% compared to the first quarter of the prior year.  The growth in V.A.C. revenue stemmed from volume increases driven by our continued focus on marketing and selling efforts, partially offset by lower homecare pricing.

Worldwide surfaces revenue was $76.3 million for the first quarter of 2006, a decrease of 7% from the prior-year period, 6% of which is attributable to the prior-year sale to the Canadian government as outlined above.  Foreign currency exchange movements unfavorably impacted worldwide surfaces revenue by 2% compared to the same period one year ago.  Domestic surfaces revenue for the first quarter of 2006 increased 1% from the prior-year period.

Stock-Based Compensation

During the first quarter of 2006, the Company recorded stock-based compensation expense totaling approximately $3.0 million before income taxes, or $.03 per diluted share, under the provisions of Statement of Financial Accounting Standards No. 123R.  Prior to 2006, the Company accounted for stock-based compensation under Accounting Principles Board Opinion No. 25.

Long –Term Debt

Total long-term debt outstanding at March 31, 2006 was $294.5 million. Subsequent to March 31, 2006, KCI reduced its senior debt by $25.0 million and wrote off approximately $370,000 of debt issuance costs.  This move reflects an ongoing strategy of reducing leverage while maintaining a strong liquidity position.

Income Tax Rate

The effective income tax rate for the first quarter of 2006 was 32.1% compared to 34.5% for the same period in 2005.  The income tax rate reduction was partially attributable to a higher portion of taxable income being generated in lower tax jurisdictions.  The favorable resolution of a tax contingency resulted in an additional decrease in the effective income tax rate of 1.5%, which is applicable to only the first quarter of 2006.

Outlook

The following guidance is based on current information and expectations as of April 25, 2006:

KCI is reaffirming its projections for 2006 total revenue of $1.34 – $1.39 billion based on continued demand for its V.A.C. negative pressure wound therapy devices and related supplies.  The Company is also reaffirming its projections for net earnings per diluted share for 2006 of $2.59 – $2.69 per share, based upon a weighted average diluted share estimate of 73.5 – 74.5 million shares.

Earnings Release Conference Call

As previously announced, we have scheduled an earnings release conference call for 8:30 a.m. eastern daylight time today, Tuesday, April 25, 2006.  The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number:	800-901-5217
International Dial-in Number:	+617-786-2964
Participant Code:	79571134

This call is being webcast by CCBN and can be accessed at the Kinetic Concepts, Inc. web site at http://www.kci1.com/investor/index.asp, and clicking on Web cast – Q1 2006 Kinetic Concepts Earnings Call.  The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com and institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).  An archive of the webcast will be available at http://www.kci1.com/investor/index.asp until April 24, 2007.

KCI's business outlook as of today is expected to be available on KCI's Investor Relations web site.  It is currently expected that a business outlook update will not be announced until the release of KCI's next quarterly earnings announcement, notwithstanding subsequent developments.  However, although KCI undertakes no duty to update its business outlook, KCI may update the full business outlook or any portion thereof at any time.

About KCI

Kinetic Concepts, Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces.  We design, manufacture, market and service a wide range of proprietary products that can improve clinical outcomes and can help reduce the overall cost of patient care.  Our advanced wound care systems incorporate our proprietary Vacuum Assisted Closure®, or V.A.C.®, technology, which has been demonstrated clinically to help promote wound healing and can help reduce the cost of treating patients with serious wounds.  Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address pulmonary complications associated with immobility, to prevent skin breakdown and assist caregivers in the safe and dignified handling of obese patients.  We have an infrastructure designed to meet the specific needs of medical professionals and patients across all health care settings, including acute care hospitals, extended care facilities and patients' homes both in the United States and abroad.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, management's outlook, estimates of future performance, revenue and earnings growth objectives.  The forward-looking statements contained herein are based on our current expectations and are subject to a number of risks and uncertainties which could cause us to fail to achieve our current financial projections and other expectations, such as a change in the demand for the V.A.C. resulting from increased competition, a change in payer reimbursement policies, our ability to protect our intellectual property rights and general economic conditions. All information set forth in this release and its attachments is as of April 25, 2006.  We undertake no duty to update this information.  More information about potential factors that could cause our results to differ or adversely affect our business and financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including, among other sections, under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the SEC and available at the SEC's website at www.sec.gov.  Additional information will also be set forth in those sections in our Quarterly Report on Form 10-Q for the three months ended March 31, 2006, which will be filed with the SEC in early May 2006.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
			%
	2006	2005	Change
Revenue:
Rental	$ 226,977	$ 195,936	15.8%
Sales	92,268	84,036	9.8
	_______	_______
Total revenue	319,245	279,972	14.0%

Rental expenses	140,417	127,111	10.5
Cost of goods sold	21,735	20,781	4.6
	_______	_______
Gross profit	157,093	132,080	18.9%

Selling, general and administrative expenses	74,737	60,156	24.2
Research and development expenses	7,411	6,210	19.3
	_______	_______
Operating earnings	74,945	65,714	14.0%

Interest income and other	982	520	88.8
Interest expense	(4,741)	(7,460)	36.4
Foreign currency gain (loss)	267	(2,018)	-
	_______	_______
Earnings before income taxes	71,453	56,756	25.9%

Income taxes	22,936	19,581	17.1
	_______	_______
Net earnings	$ 48,517	$ 37,175	30.5%
	_______	_______
Net earnings per share:
Basic	$ 0.69	$ 0.54	27.8%
	_______	_______
Diluted	$ 0.66	$ 0.51	29.4%
	_______	_______
Weighted average shares outstanding:
Basic	70,667	68,822
	_______	_______
Diluted	73,275	72,875
	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2006	2005

Assets:
Current assets:
Cash and cash equivalents	$ 136,503	$ 123,383
Accounts receivable, net	287,564	281,890
Inventories, net	31,520	28,429
Deferred income taxes	25,666	26,447
Prepaid expenses and other current assets	21,702	16,908
	_______	_______
Total current assets	502,955	477,057
	_______	_______

Net property, plant and equipment	191,130	192,243
Debt issuance costs, less accumulated amortization
of $13,024 in 2006 and $12,709 in 2005	7,231	7,545
Deferred income taxes	7,250	6,895
Goodwill	49,369	49,369
Other non-current assets, less accumulated amortization
of $9,413 in 2006 and $9,310 in 2005	29,305	29,002
	_______	_______
	$ 787,240	$ 762,111
	_______	_______
Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$ 39,806	$ 43,853
Accrued expenses and other	131,973	170,695
Current installments of long-term debt	2,308	1,769
Income taxes payable	26,546	18,619
	_______	_______
Total current liabilities	200,633	234,936
	_______	_______

Long-term debt, net of current installments	292,187	292,726
Deferred income taxes	27,356	30,622
Other non-current liabilities	11,414	12,361
	_______	_______
	531,590	570,645

Shareholders' equity:
Common stock; authorized 225,000 at 2006 and 2005;
issued and outstanding 71,227 at 2006 and 70,307 at 2005	71	70
Preferred stock; authorized 50,000 at 2006 and 2005;
issued and outstanding 0 at 2006 and 2005	-	-
Additional paid-in capital	563,325	557,468
Deferred compensation	-	(6,880)
Retained deficit	(317,399)	(365,916)
Accumulated other comprehensive income	9,653	6,724
	_______	_______
Shareholders' equity	255,650	191,466
	_______	_______
	$ 787,240	$ 762,111
	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended March 31,
	2006	2005
Cash flows from operating activities:
Net earnings	$ 48,517	$ 37,175
Adjustments to reconcile net earnings to net cash provided
by operating activities:
Depreciation and amortization	18,634	16,911
Provision for uncollectible accounts receivable	2,841	4,203
Amortization of deferred gain on sale of headquarters facility	(268)	(268)
Write-off of deferred debt issuance costs	-	1,421
Stock-based compensation expense	2,998	74
Tax benefit related to exercise of stock options	-	8,825
Excess tax benefit from share-based payment arrangements	(14,417)	(8,825)
Change in assets and liabilities:
Increase in accounts receivable, net	(7,621)	(4,640)
Decrease (increase) in inventories, net	(2,902)	2,001
Decrease (increase) in current deferred income taxes, net	781	(1,117)
Increase in prepaid expenses and other current assets	(5,284)	(3,483)
Decrease in accounts payable	(3,958)	(3,777)
Decrease in accrued expenses and other	(39,120)	(29,001)
Increase in income taxes payable	23,164	19,275
Increase (decrease) in deferred income taxes, net	(3,450)	724
	_______	_______
Net cash provided by operating activities	19,915	39,498
	_______	_______
Cash flows from investing activities:
Additions to property, plant and equipment	(14,552)	(14,268)
Increase in inventory to be converted into equipment
for short-term rental	(1,800)	(1,200)
Dispositions of property, plant and equipment	395	465
Increase in other non-current assets	(436)	(264)
	_______	_______
Net cash used by investing activities	(16,393)	(15,267)
	_______	_______
Cash flows from financing activities:
Proceeds from (repayments of) long-term debt, capital lease and
other obligations	52	(75,003)
Excess tax benefit from share-based payment arrangements	14,417	-
Proceeds from exercise of stock options	5,728	1,798
Purchase of immature shares for minimum tax withholdings	(11,192)	-
Proceeds from purchase of stock in ESPP	19	-
	_______	_______
Net cash provided (used) by financing activities	9,024	(73,205)
	_______	_______
Effect of exchange rate changes on cash and cash equivalents	574	(1,168)
	_______	_______
Net increase (decrease) in cash and cash equivalents	13,120	(50,142)
Cash and cash equivalents, beginning of period	123,383	124,366
	_______	_______
Cash and cash equivalents, end of period	$ 136,503	$ 74,224
	_______	_______
Cash paid during the three months for:
Interest	$ 2,725	$ 3,807
Income taxes, net of refunds	$ 2,168	$ 2,178

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Supplemental Revenue Data
(in thousands)
(unaudited)

	Three months ended March 31,
			Variance
	2006	2005	$	%
Total Revenue:
V.A.C.
Rental	$ 165,432	$ 132,776	$ 32,656	24.6%
Sales	77,522	64,726	12,796	19.8
	_______	_______	______
Total V.A.C.	242,954	197,502	45,452	23.0

Therapeutic surfaces/other
Rental	61,545	63,160	(1,615)	(2.6)
Sales	14,746	19,310	(4,564)	(23.6)
	_______	_______	______
Total therapeutic surfaces/other	76,291	82,470	(6,179)	(7.5)

Total rental revenue	226,977	195,936	31,041	15.8
Total sales revenue	92,268	84,036	8,232	9.8
	_______	_______	______
Total Revenue	$ 319,245	$ 279,972	$ 39,273	14.0%
	_______	_______	_______

USA Revenue:
V.A.C.
Rental	$ 138,742	$ 112,149	$ 26,593	23.7%
Sales	47,345	39,414	7,931	20.1
	_______	_______	______
Total V.A.C.	186,087	151,563	34,524	22.8

Therapeutic surfaces/other
Rental	39,593	38,957	636	1.6
Sales	6,970	7,005	(35)	(0.5)
	_______	_______	______
Total therapeutic surfaces/other	46,563	45,962	601	1.3

Total USA rental	178,335	151,106	27,229	18.0
Total USA sales	54,315	46,419	7,896	17.0
	_______	_______	______
Total – USA Revenue	$ 232,650	$ 197,525	$ 35,125	17.8%
	_______	_______	_______

International Revenue:
V.A.C.
Rental	$ 26,690	$ 20,627	$ 6,063	29.4%
Sales	30,177	25,312	4,865	19.2
	_______	_______	______
Total V.A.C.	56,867	45,939	10,928	23.8

Therapeutic surfaces/other
Rental	21,952	24,203	(2,251)	(9.3)
Sales	7,776	12,305	(4,529)	(36.8)
	_______	_______	______
Total therapeutic surfaces/other	29,728	36,508	(6,780)	(18.6)

Total International rental	48,642	44,830	3,812	8.5
Total International sales	37,953	37,617	336	0.9
	_______	_______	______
Total – International Revenue	$ 86,595	$ 82,447	$ 4,148	5.0%
	_______	_______	_______